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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

AXA Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1290 Avenue of the Americas, New York, New York		10104
(Address of principal executive offices)		(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Changes

On March 26, 2019, the Board of Directors (the “Board”) of AXA Equitable Holdings, Inc. (the “Company”) elected Kristi A. Matus and Bertram L. Scott as directors of the Board.

The Board appointed Ms. Matus to the Compensation Committee (Chair) and the Nominating and Corporate Governance Committee (Chair) and Mr. Scott to the Audit Committee and the Finance and Risk Committee.

The Board has determined that each of Ms. Matus and Mr. Scott is an independent director under the New York Stock Exchange Listing Standards. Ms. Matus and Mr. Scott will receive compensation as non-employee directors as described in the Company’s 2018 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2019 (the “Non-Employee Director Compensation”).

Ms. Matus and Mr. Scott are filling the vacancies on the Board created by the resignation of Bertrand Poupart-Lafarge and Karima Silvent, effective March 26, 2019. Mr. Poupart-Lafarge and Ms. Silvent resigned as directors following the completion on March 25, 2019 of AXA S.A.’s (“AXA”) follow-on secondary offering of common stock of the Company, which reduced AXA’s ownership interest in the Company to approximately 48.3%.  As a result of AXA ceasing to beneficially own more than 50% of the Company’s outstanding common stock, the number of directors that AXA may designate to the Company’s Board decreased from five to three.

Non-Executive Chairman

In addition, on March 26, 2019, Ramon de Oliveira was named Non-Executive Chairman of the Board. Mr. de Oliveira has been a member of the Board since April 2018. In connection with his appointment as Non-Executive Chairman, Mr. de Oliveira will receive an annual cash retainer of $100,000 to be paid quarterly and an annual equity-based grant with a grant date fair value equal to $100,000 in addition to the Non-Employee Director Compensation. Mr. de Oliveira replaces Thomas Buberl as Chairman of the Board pursuant to the terms of the Shareholder Agreement between the Company and AXA. Mr. Buberl will continue to serve as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE HOLDINGS, INC.

Date: March 26, 2019	By:	/s/ Dave S. Hattem
	Name:	Dave S. Hattem
	Title:	Senior Executive Vice President, General Counsel and Secretary